UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2016

PRA Group, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Not Applicable
____________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
(a) and (b) PRA Group, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 13, 2016, at which the Company’s stockholders voted as follows on the matters set forth below:

1.	Election of Directors. The Company’s stockholders elected the following nominees to serve as directors based upon the following votes:

	For	Withheld	Broker Non-Votes
Vikram A. Atal	35,420,761	583,140	5,340,392
John H. Fain	34,979,633	1,024,268	5,340,392
Geir L. Olsen	34,763,579	1,240,322	5,340,392
David N. Roberts	35,096,130	907,771	5,340,392
Kevin P. Stevenson	31,677,719	4,326,182	5,340,392
Lance L. Weaver	35,283,645	720,256	5,340,392

2.
Advisory Vote on Named Executive Officer Compensation. The Company’s stockholders approved the advisory vote on the compensation of the Company’s Named Executive Officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
35,345,654	542,474	115,771	5,340,394

3.
Ratification of the Appointment of KPMG LLP. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016 was ratified by the Company’s stockholders based upon the following votes:

For	Against	Abstain
41,173,689	123,167	47,437

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

May 16, 2016	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: President, Chief Administrative Officer
and Interim Chief Financial Officer